Executive Retention Agreement

This Executive Retention Agreement (this “Agreement”) is made as of the 2nd day of October, 2006 (the “Effective Date”) by and between Lightbridge, Inc., a Delaware corporation (the “Company”), and J. Donald Oldham of 19 Colburn Circle, Sudbury, Massachusetts 01776 (the “Executive”).

WHEREAS, the Company currently employs the Executive as its President – Telecom Decisioning Services;

WHEREAS, the Company recognizes that, as is the case with many publicly-held corporations, the possibility of a change of control of the Company exists and that such possibility, and the uncertainty and questions that it may raise among key personnel, may result in the departure or distraction of key personnel to the detriment of the Company and its stockholders; and

WHEREAS, the board of directors of the Company has determined that appropriate steps should be taken to reinforce and encourage the continued employment and dedication of the Executive without distraction from the possibility of a change of control of the Company and related events and circumstances.

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the Company and the Executive agree as follows:

1. Definition of Terms. As used herein, the following terms shall have the following respective meanings:

(a) “Cause” shall mean (a) the Executive’s commission of acts or omissions constituting a felony, fraud or theft of Company property; (b) the Executive’s commission of acts or omissions constituting a material breach of this Agreement, any other agreement between the Executive and the Company or Company policies and procedures; or (c) the Executive’s willful refusal or failure to perform the reasonable and customary duties assigned to him by the Company, which, in the case of clauses (b) and (c) are not cured by the Executive within 10 days of receipt by the Executive of notice from the Company alleging the existence of Cause.

(b) “Change of Control” shall have the meaning set forth in Section 15(b) of the Company’s 2004 Stock Incentive Plan as in effect on the date hereof.

(c) “Good Reason” shall mean (x) a significant reduction in the nature or scope of the Employee’s duties, responsibilities, authority and powers exercised by the Employee immediately prior to the Change in Control Event; (y) a reduction in the Executive’s annual base salary in effect on the date of the Change of Control, except for across-the-board salary reductions similarly affecting all management personnel of the Company (or its successor); or (z) the relocation of the primary office where the Executive is to perform his duties by more than 35 miles from its location prior to the Change of Control; provided, however, that the Executive’s duties, responsibilities, authority and powers shall not be deemed to have been significantly reduced solely because the Company (or its successor) is no longer an independently operated public entity or because of a change in the Executive’s title.

(d) “Release” shall mean a release by the Executive in favor of the Company, in the form attached hereto as Exhibit A.

(e) “Severance Agreement” shall mean a severance agreement between the Company and the Executive, drafted by and satisfactory to counsel for the Company.

(f) “Term” shall mean the period commencing as of the Effective Date and continuing in effect through December 31, 2006; provided, however, that commencing on January 1, 2007 and each January 1 thereafter, the Term shall be automatically extended for one additional year unless, not later than 180 days prior to the scheduled expiration of the Term (or any extension thereof), the Company shall have given the Executive written notice that the Term will not be extended.

2. Term. This Agreement, and all rights and obligations of the parties hereunder, shall take effect upon the Effective Date and shall expire upon (a) the expiration of the Term if a Change in Control has not occurred during the Term or (b) the fulfillment by the Company of all of its obligations hereunder if a Change in Control has occurred during the Term. It is understood that the Executive is not being promised employment for a definite period of time and that either the Executive or the Company may terminate the Executive’s employment at any time and for any reason.

3. Termination Following Change of Control.

(a) In the event that, within two (2) years following a Change of Control, either (i) the Company (or its successor) terminates the Executive’s employment without Cause or (ii) the Executive terminates his employment for Good Reason, then (A) any unvested Company stock options then held by the Executive shall immediately vest in full and shall remain exercisable for 90 days following such termination, (B) subject to the Executive’s execution of the Release and the Severance Agreement and to the provisions of Section 3(c) below, the Company shall pay the Executive in one lump sum payment an amount equal to one-half times his then-current Annual Base Salary plus one times the bonus earned by the Executive in respect of the immediately preceding calendar year (or, if the Company’s Compensation Committee has not yet made a determination regarding the amount of such bonus, one times 60% of the Executive’s target bonus for such year), and (C) the Executive and his family members will be eligible to continue his group health insurance coverage in accordance with the federal COBRA law.

(b) Should the Executive or any of his family members elect COBRA continuation coverage during the six-month period immediately following the Executive’s termination pursuant to Section 3(a) hereof, the Company shall be responsible for paying the difference between the cost of COBRA continuation coverage and the premium contribution amount applicable to the Executive as of the date of such termination of employment, subject to any applicable carrier and Company rate adjustments. After such six-month period ends, if Executive or any of his family members elect to continue COBRA coverage, he will be responsible for all of the premium payments. Information about Executive’s rights under COBRA and forms for electing continuation coverage will be provided to Executive by a separate letter on or about the date of such termination of employment.

(c) Notwithstanding anything herein to the contrary, (i) in the event that the compensation payable to the Executive hereunder would constitute an excess parachute payment as defined in Section 280G of the Internal Revenue Code, the Executive shall have the right to reduce such compensation to an amount that would avoid the application of said Section 280G and (ii) to the extent that the Company in good faith determines that amounts that are or may become payable to the Executive upon termination of employment hereunder are required to be suspended or delayed for a period of six months in order to satisfy the requirements of Internal Revenue Code Section 409A, then the Company shall so advise the Executive, and any such payments shall be suspended and accrued for six months, whereupon said payments shall be paid to the Executive in a lump sum.

(d) All payments to the Executive shall be made after deduction of any taxes which are required to be withheld with respect thereto under applicable federal and state laws.

4. Other Agreements. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. Nothing in this Agreement shall supersede or modify the Executive’s obligations under any employee confidentiality and non-competition agreement that the Executive has previously entered into with the Company.

5. Notices. All notices, requests, demands and other communications required by or permitted under this Agreement shall be in writing and shall be sufficiently delivered if delivered by hand or sent by registered or certified mail, postage prepaid, to the parties at their respective addresses listed below:

(a) if to the Executive:

J. Donald Oldham

19 Colburn Circle

Sudbury, MA 01776

(b) if to the Company:

Lightbridge, Inc.

30 Corporate Drive

Burlington, MA 01803

Attn: Chief Executive Officer

Any party may change such party’s address by such notice to the other party.

6. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

7. Binding Upon Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

8. Miscellaneous. Any dispute or controversy between the Executive and the Company arising out of or relating to this Agreement shall be settled by arbitration in Boston, Massachusetts, administered by the American Arbitration Association, with any such dispute or controversy arising under this Agreement being so administered in accordance with its Commercial Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. In particular, nothing in this provision is intended to or shall abrogate the right of the Company to enforce its rights under any employee confidentiality and non-competition agreement. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The Executive is not required to seek other employment or to attempt in any way to reduce the compensation payable to the Executive by the Company pursuant to Section 3. The amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer or by retirement benefits, but the Company shall not be obligated to provide any benefit that Executive is entitled to receive from another employer.

9. Waivers and Amendments.

(a) This Agreement may be amended, modified or supplemented, and any obligation hereunder may be waived, only by a written instrument executed by the parties hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach.

(b) No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies hereunder are cumulative and are in addition to all other rights and remedies provided by law, agreement or otherwise.

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the Effective Date.

LIGHTBRIDGE, INC.

By: /s Robert E. Donahue
Its: President and CEO

/s/ J. Donald Oldham

J. Donald Oldham

Exhibit A

RELEASE

In exchange for the consideration from Lightbridge, Inc. (“Lightbridge”) described in Section 3 the Executive Retention Agreement between you and Lightbridge dated October 2, 2006 (the “Retention Agreement”), the sufficiency of which is hereby acknowledged, you, on your own behalf and on behalf of your heirs, personal representatives, and assigns, hereby voluntarily and irrevocably release, acquit and forever discharge Lightbridge, and all of Lightbridge’s affiliated and related entities and their respective past, present and future officers, directors, agents, representatives, attorneys, servants, employees, predecessors, successors, and assigns (hereinafter the “Releasees”), from any and all claims, demands, liabilities, debts, judgments, damages, expenses (including attorneys’ fees and costs), actions, causes of action or suits of any kind whatsoever which you, your heirs, personal representatives and assigns, and each of them, may have had or may now have, whether known or unknown, including, but not limited to, common law claims, statutory claims, claims for wages, commissions, bonuses or earnings or benefits, claims for overtime, claims or causes of action under the Civil Rights Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act (29 U.S.C. Section 2101 et seq.), the Americans with Disabilities Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, the Equal Pay Act, the Massachusetts Fair Employment Practices Act, M.G.L. c.151B, §l et seq., tort law, contract law, law of wrongful discharge, discrimination, harassment, fraud, misrepresentation, defamation, libel, emotional distress, breach of the implied covenant of good faith and fair dealing, any other federal, state or municipal statute or ordinance, and claims or causes of action under any other theory, which arise out of or are related in any way, directly or indirectly, to your employment by Lightbridge or the termination of such employment.

You further agree that you will not bring any lawsuits, file any charges or complaints, or make any other demands against Lightbridge, or further pursue any lawsuits, cases or complaints already brought, based on your employment by Lightbridge. You further represent that you have no current or pending actions, charges, lawsuits, or complaints against Lightbridge. You acknowledge and understand that the consideration provided for in the Retention Agreement constitutes a full, fair and complete payment for the release and waiver of all of your possible claims. You acknowledge and understand that Lightbridge does not owe you anything for your employment in addition to the consideration set forth in the Retention Agreement.

THIS MEANS YOU MAY NOT SUE LIGHTBRIDGE FOR ANY CURRENT OR PRIOR CLAIMS ARISING OUT OF YOUR EMPLOYMENT WITH OR TERMINATION FROM LIGHTBRIDGE.

In signing this Release and Waiver, you acknowledge that you understand its provisions, that your agreement is knowing and voluntary, that you have been afforded a full and reasonable opportunity of at least 21 days to consider its terms and to consult with or seek advice from an attorney or any other person of your choosing, and that you have been advised by the Company to consult with an attorney prior to executing this Release and Waiver.

For a period of seven (7) days following your execution of this Release and Waiver, you may revoke your agreement, and this Release and Waiver shall not become effective or enforceable until this seven (7) day revocation period has expired. No payments or benefits under Section 3 of the Retention Agreement will be made or provided until after this seven-day period has expired without your revoking your agreement. You understand and acknowledge that the terms of your employment and the Company’s usual severance policies or practices would have provided you less severance pay and benefits than those provided to you under the Retention Agreement.

AGREED:      DATED:

J. Donald Oldham